                   Vroman, McGowen, Hurst, Clark & Smith, P.C.
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               Certified Public Accountants and Business Advisors

  Larry J. Clark, CPA                                Michael W. McNichols, CPA
  David L. Hansen, SPHR, CCP                         Thomas J. Pflanz, CPA
  David W. Hurst, CPA                                John A. Schmidt, CPA
  Kathleen A. Koenig, CPA                            S. James Smith, CPA
  Robert R. McGowen, CPA                             James A. Vroman, CPA



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use of our independent auditor's report, dated July 31, 1997, appearing in the Annual Report on Form 10-KSB of StateFed Financial Corporation for the year ended June 30, 1997.

/s/ Vroman, McGowen, Hurst, Clark & Smith, P.C.
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Des Moines, Iowa
September 26, 1997


  Member of Accounting Firms Associated, Inc. and Alliott Peirson International:
SEC Practice Section of American Institute of Certified Public Accountants

 317 Sixth Avenue, Suite 400               106 E. Jefferson Street, P.O. Box 312
 Des Moines, Iowa 50309-4136                        Winterset, Iowa 50273
515-288-3279 * Fax: 515-280-1490              515-463-1882 * Fax: 515-462-1577